Exhibit 99.CODEETH

TRANSAMERICA INCOME SHARES, INC.

Code of Ethics for Principal Executive and Senior Financial Officers

Approved by the Board of Directors

as of December 2, 2003

In accordance with the Sarbanes-Oxley Act of 2002 (“Act”) and the rules promulgated thereunder by the U.S. Securities and Exchange Commission (“SEC”), Transamerica Income Shares, Inc. (“Company”) is required to file reports pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and must disclose whether it has adopted a code of ethics that is applicable to certain specified senior officers and that addresses certain matters specified in the Act and related SEC Rules (a “Sarbanes-Oxley Code”). The Company’s Board of Directors (“Board”), including a majority of the Directors that are not interested persons of the Company, as defined in Section 2(a)(19) of the Investment Company Act of 1940 (“Investment Company Act”), has approved the Company’s Sarbanes-Oxley Code.

I.                                         Covered Officers/Purpose of the Code

This Code of Ethics (“Code”) of the Company applies to the Company’s Principal Executive Officer, Chief Financial Officer and Chief Accounting Officer, or persons performing similar functions (“Covered Officers,” each of whom is set forth in Exhibit A), for the purpose of promoting:

•                  honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•                  full, fair, accurate, timely and understandable disclosure in reports and documents that a registrant files with, or submits to, the SEC and in other public communications made by the Company;

•                  compliance with applicable laws and governmental rules and regulations;

•                  the prompt internal reporting of violations of the Code to an appropriate person or persons identified in the Code; and

•                  accountability for adherence to the Code.

II.                                     Covered Officers Should Handle Ethically Actual and Apparent Conflicts of Interest

General policy:  Each Covered Officer should adhere to a high standard of business ethics and should be sensitive to situations that may give rise to actual as well as apparent conflicts of interest. Each Covered Officer has a duty to exercise his or her authority and responsibility for the benefit of the Company and its shareholders, to place the interests of the Company and its shareholders first, and to refrain from having outside interests that conflict with the interests of the Company and its shareholders. Each Covered Officer must avoid any circumstances that might adversely affect, or appear to affect, his or her duty of loyalty to the Company and its shareholders in discharging his or her responsibilities, including the protection of confidential information and corporate integrity.

A “conflict of interest” occurs when a Covered Officer’s private interest interferes with the interests of, or his or her service to, the Company. For example, a conflict of interest would arise if a Covered Officer receives improper personal benefits as a result of his or her position with the Company.

Certain conflicts of interest may arise out of the relationships between Covered Officers and the Company and already are subject to conflict of interest provisions in the Investment Company Act and the Investment Advisers Act of 1940 (“Investment Advisers Act”). For example, Covered Officers may not individually engage in certain transactions (such as the purchase or sale of securities or other property) with the Company because of their status as “affiliated persons” of the Company. The Company’s and certain of its service providers’ compliance programs and procedures are designed to prevent, or identify and correct, violations of these provisions. This Code does not, and is not intended to, repeat or replace these programs and procedures, and such conflicts fall outside the parameters of this Code.

Although typically not presenting an opportunity for improper personal benefit, conflicts may arise from, or as a result of, the contractual relationship between the Company and its investment adviser, Transamerica Fund Advisors, Inc. (“TFAI”), of which the Covered Officers may be officers or employees. As a result, this Code recognizes that the Covered Officers will, in the normal course of their duties (whether for the Company or TFAI), be involved in establishing policies and implementing decisions that will have different effects on TFAI and the Company. The participation of the Covered Officers in such activities is inherent in the contractual relationships between the Company and TFAI and is consistent with the performance by the Covered Officers of their duties as officers of the Company. Thus, if performed in conformity with the provisions of the Investment Company Act and the Investment Advisers Act, such activities normally will be deemed to have been handled ethically. In addition, it is recognized by the Board that the Covered Officers may also be officers or employees of one or more other investment companies covered by this or other codes of ethics.

Other conflicts of interest are covered by the Code, even if such conflicts of interest are not subject to provisions in the Investment Company Act and the Investment Advisers Act. The following list provides examples of conflicts of interest under the Code, but Covered Officers should keep in mind that these examples are not exhaustive. The overarching principle is that the personal interest of a Covered Officer should not be placed improperly before the interest of the Company.

Each Covered Officer must:

•                  not use his or her personal influence or personal relationships improperly to influence investment decisions or financial reporting by the Company whereby the Covered Officer would benefit personally to the detriment of the Company;

•                  not cause the Company to take action, or fail to take action, for the individual personal benefit of the Covered Officer rather than the benefit of the Company;

•                  not use material non-public knowledge of portfolio transactions made or contemplated for the Company to trade personally or cause others to trade personally in contemplation of the market effect of such transactions; and

•                  report at least annually the information elicited in the Company’s Director and Officer Questionnaire relating to potential conflicts of interest.

There are some conflict of interest situations that must be discussed with the Company’s Compliance Officer if material. Some examples of such situations include:

•                  service as a director on the board of any company (public or private), other than a management investment company;

•                  the receipt of any non-nominal gifts from someone or a company that has current or prospective business dealings with the Company;

•                  the receipt of any entertainment from any company with which the Company has current or prospective business dealings unless such entertainment is business related, reasonable in cost, appropriate as to time and place, and not so frequent as to raise any question of impropriety;

•                  any ownership interest in, or any consulting or employment relationship with, any of the Company’s service providers, other than TFAI or any affiliated person thereof; and

•                  a direct or indirect financial interest in commissions, transaction charges or spreads paid by the Company for effecting portfolio transactions or for selling or redeeming shares other than an interest arising from the Covered Officer’s employment, such as compensation or equity ownership.

III.                                 Disclosure and Compliance

Each Covered Officer:

•                  should familiarize himself or herself with the disclosure requirements generally applicable to the Company;

•                  should not knowingly misrepresent, or cause others to misrepresent, facts about the Company to others, whether within or outside the Company, including to the Directors and auditors, governmental regulators or self-regulatory organizations;

•                  should, to the extent appropriate within his or her area of responsibility, consult with other officers and employees of the Company, TFAI, and other service providers, with the goal of promoting full, fair, accurate, timely and understandable disclosure in the reports and documents the Company files with, or submits to, the SEC and in other public communications made by the Company; and

•                  has the responsibility to promote compliance with the standards and restrictions imposed by applicable laws, rules and regulations.

IV.                                Reporting and Accountability by Covered Officers

Each Covered Officer must:

•                  upon adoption of the Code (or thereafter as applicable, upon becoming a Covered Officer), affirm in writing (in the form attached hereto as Exhibit B) to the Board that he or she has received, read, and understands the Code;

•                  annually thereafter affirm (in the form attached hereto as Exhibit B) to the Board that he or she has complied with the requirements of the Code;

•                  not retaliate against any other Covered Officer or any employee or agent of an affiliated person of the Company for reports of potential violations that are made in good faith; and

•                  notify the Company’s Compliance Officer promptly if he or she knows of any violation of this Code. Failure to do so is itself a violation of this Code.

V.                                    Enforcement

The Company’s Board has appointed a Compliance Officer to be responsible for applying this Code to specific situations in which questions are presented under it, and who has the authority to interpret this Code in any particular situation. The Compliance Officer is authorized to consult, as appropriate, with counsel to the Company. Any approvals or waivers sought by a Covered Officer will be considered by the Compliance Officer.

The Company will follow these procedures in investigating and enforcing this Code:

•                  The Compliance Officer will take all appropriate action to investigate any potential violations reported to the Compliance Officer;

•                  if, after such investigation, the Compliance Officer believes that no violation has occurred, the Compliance Officer is not required to take any further action;

•                  any matter that the Compliance Officer believes is a material violation will be promptly reported to the Board. The Directors shall take such actions as they consider appropriate, including imposition of any sanctions that they consider appropriate;

•                  no person shall participate in a determination of whether he or she has committed a violation of this Code or in the imposition of any sanction against himself or herself.

•                  the Compliance Officer will be responsible for granting waivers, as appropriate; and

•                  any amendments to or waivers of this Code will, to the extent required, be disclosed as provided by SEC rules.

VI.                                Other Policies and Procedures

This Code shall be the sole code of ethics adopted by the Company for purposes of Section 406 of the Act and the rules and forms applicable to registered investment companies thereunder. Insofar as other policies or procedures of the Company, TFAI or other service providers govern or purport to govern the behavior or activities of the Covered Officers who are subject to this Code, they are superseded by this Code to the extent that they overlap or conflict with the provisions of this Code. The Company’s and TFAI’s codes of ethics under Rule 17j-1 under the Investment Company Act and TFAI’s more detailed policies and procedures set forth in the Code of Ethics and Insider Trading Policy are separate requirements applying to the Covered Officers and others, and are not part of this Code.

VII.                            Amendment; Interpretation of Provisions

The Directors may from time to time amend this Code of Ethics or adopt such interpretations of this Code of Ethics as they deem appropriate. In connection with any amendment to the Code, a brief description of the amendment will be prepared so that the necessary disclosure may be made with the next Form N-CSR to be filed, or otherwise disclosed in accordance with applicable law.

VIII.                        Confidentiality

All reports and records prepared or maintained pursuant to this Code shall be treated as confidential and shall not be disclosed to any one other than the Board, the Covered Officers and Company counsel, except as otherwise requested by applicable law.

IX.                                Internal Use

The Code is intended solely for the internal use by the Company and does not constitute an admission, by or on behalf of the Company, as to any fact, circumstance, or legal conclusion.

X.                                    Sanctions

Compliance by Covered Officers with the provisions of the Code is required. Covered Officers should be aware that in response to any violation, the Company will take whatever action is deemed necessary under the circumstances, including, but not limited to, the imposition of appropriate sanctions. These sanctions may include, among others, the reversal of trades, reallocation of trades to client accounts, fines, disgorgement of profits, suspension or termination.

EXHIBIT A

PERSONS COVERED BY THE

TRANSAMERICA INCOME SHARES, INC.

CODE OF ETHICS FOR PRINCIPAL EXECUTIVE AND SENIOR FINANCIAL OFFICERS

(“Covered Officers”)

Name	Title
Brian C. Scott	Chief Executive Officer
Glenn E. Brightman	Principal Financial Officer

EXHIBIT B

INITIAL AND ANNUAL CERTIFICATION OF

COMPLIANCE WITH THE

TRANSAMERICA INCOME SHARES, INC.

CODE OF ETHICS FOR PRINCIPAL EXECUTIVE AND SENIOR FINANCIAL OFFICERS

To:                              The Board of Directors

/s/ BCS                                            [Initial]                                                          I hereby certify that I have received the Transamerica Income Shares, Inc. Code of Ethics for Principal Executive and Senior Financial Officers adopted pursuant to the Sarbanes-Oxley Act of 2002 (the “Code”) and that I have read and understood the Code. I further certify that I am subject to the Code and will comply with each of the Code’s provisions to which I am subject.

/s/ BCS                                            [Annual]                                                I hereby certify that I have received the Transamerica Income Shares, Inc. Code of Ethics for Principal Executive and Senior Financial Officers adopted pursuant to the Sarbanes-Oxley Act of 2002 (the “Code”) and that I have read and understood the Code. I further certify that I have complied with and will continue to comply with each of the provisions of the Code to which I am subject.

/s/ Brian C. Scott
(Signature)

Name:	Brian C. Scott, Chief Executive Officer

Date:	May 24, 2006

EXHIBIT B

INITIAL AND ANNUAL CERTIFICATION OF

COMPLIANCE WITH THE

TRANSAMERICA INCOME SHARES, INC.

CODE OF ETHICS FOR PRINCIPAL EXECUTIVE AND SENIOR FINANCIAL OFFICERS

To:                              The Board of Directors

/s/ GEB                                            [Initial]                                                          I hereby certify that I have received the Transamerica Income Shares, Inc. Code of Ethics for Principal Executive and Senior Financial Officers adopted pursuant to the Sarbanes-Oxley Act of 2002 (the “Code”) and that I have read and understood the Code. I further certify that I am subject to the Code and will comply with each of the Code’s provisions to which I am subject.

/s/ GEB                                            [Annual]                                                I hereby certify that I have received the Transamerica Income Shares, Inc. Code of Ethics for Principal Executive and Senior Financial Officers adopted pursuant to the Sarbanes-Oxley Act of 2002 (the “Code”) and that I have read and understood the Code. I further certify that I have complied with and will continue to comply with each of the provisions of the Code to which I am subject.

/s/ Glenn E. Brightman
(Signature)

Name:	Glenn E. Brightman, Principal Financial Officer

Date:	May 24, 2006